UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         ______________________________

        DATE OF REPORT (Date of earliest event reported): April 18, 2001

                         ______________________________

                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         _______________________________

          INDIANA                   0-17071                    35-1544218
(State or other jurisdiction (Commission File No.) (IRS Employer Identification
      of incorporation)                                        No.)


                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of Principal Executive Offices, including Zip Code)


                                 (765) 747-1500
              (Registrant's Telephone Number, including Area Code)

Items 1-4.        Not Applicable.

Item 5.           Other Events and Regulation FD Disclosure.

         On April 18, 2001, First Merchants Corporation repurchased 118,088 shares of its common stock at a price of $22.6501 per share for an aggregate purchase price of $2,674,705. The shares repurchased represented approximately 1% of the total shares of the Company issued and outstanding.

         The share repurchase was a privately negotiated transaction and was not effected on the open market. The shares which were the subject of the transaction had been pledged to the Company's subsidiary, First Merchants Bank, National Association, as security for various loans. The repurchase transaction was part of a restructuring and partial repayment of the subject loans and all proceeds were applied to the principal and interest outstanding on the loans and related expenses.

         The purchase price of $22.6501 per share reflected the average of the bid and ask prices of the Company's common stock for the ten trading days preceding April 18, 2001. The share repurchase was not part of the Company's plan to repurchase up to 250,000 shares on the open market as was announced on February 20, 2001.

Item 6.           Not Applicable.

Item 7.           Financial Statements and Exhibits.

                           (a)      Not Applicable.

                           (b)      Not Applicable.

                           (c)      (99) Press Release dated April 19, 2001.

Item 8.           Not Applicable.

Item 9.           Not Applicable.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  April 19, 2001.

                                      FIRST MERCHANTS CORPORATION


                                      /s/Larry R. Helms
                                      ---------------------------
                                      Larry R. Helms,
                                      Senior Vice President

                                                             EXHIBIT INDEX


         (99)     Press Release dated April 19, 2001.

N / E / W / S     R / E / L / E / A / S / E


April 19, 2001

FOR IMMEDIATE RELEASE
For more information, contact:
James L. Thrash, Senior Vice President/Chief Financial Officer, 765-747-1390 http://firstmerchants.com

SOURCE:  First Merchants Corporation

FIRST MERCHANTS REPORTS STOCK REPURCHASE

First Merchants Corporation (NASDAQ-FRME) has reported that on April 18, 2001, it repurchased 118,088 shares of its common stock at a price of $22.6501 per share for an aggregate purchase price of $2,674,705. The shares repurchased represented approximately 1% of the total shares of the Company issued and outstanding.

The share repurchase was a privately negotiated transaction and was not effected on the open market. The shares which were the subject of the transaction had been pledged to the Company's subsidiary, First Merchants Bank, National Association, as security for various loans. The repurchase transaction was part of a restructuring and partial repayment of the subject loans and all proceeds were applied to the principal and interest outstanding on the loans and related expenses.

The purchase price of $22.6501 per share reflected the average of the bid and ask prices of the Company's common stock for the ten trading days preceding April 18, 2001. The share repurchase was not part of the Company's plan to repurchase up to 250,000 shares on the open market as was announced on February 20, 2001.

First Merchants Corporation is an east central Indiana financial holding company. Its subsidiaries include First Merchants Bank in Delaware and Hamilton Counties, the Madison Community Bank in Madison County, First United Bank in Henry County, Union County National Bank, the Randolph County Bank, the First National Bank of Portland in Jay County, Decatur Bank & Trust Company in Adams County and First Merchants Insurance Services. The Corporation recently announced plans to acquire Francor Financial, Inc., the parent company for Frances Slocum Bank and Trust, headquartered in Wabash, Indiana.

First Merchants Corporation Common Stock is traded over-the-counter on the NASDAQ National Market System under the symbol FRME and is rated A+ by Standard and Poors Corporation. Nine brokerage firms make a market in First Merchants Corporation stock: Herzog, Heine, Geduld, Inc.; Howe, Barnes Investments, Inc.; Keefe, Bruyette & Woods, Inc.; Knight Securities, L.P.; McDonald Investments Inc.; NatCity Investments, Inc.; Sherwood Securities Corp.; Spear, Leads, and Kellog; and First Tennessee.

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